EXHIBIT 32.1

CERTIFICATION  PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
                     906  OF  THE  SARBANES-OXLEY  ACT  OF  2002


     In connection with the Annual Report of Island Residences Club,Inc Formerly Island Investments, Inc. (the "Company") on Form 10-KSB/A for the period ending December 31, 2004 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), I, Graham J Bristow, Chief Executive Officer of the Company, and Robert Bratadjaya, Chief Financial Officer of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted
pursuant to  Section  906   of  the Sarbanes-Oxley  Act  of  2002,  that:

   (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      The  foregoing  certification  is made solely for the purpose of 18 U.S.C.
Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

                                        By:  /s/ Graham J Bristow
                                        --------------------------------------
                                        Name:  Graham J Bristow
                                        Title:  Chief  Executive  Officer

                                        Dated:  August 11,  2005



                                        By: /s/  Robert Bratadjaya
                                        ----------------------------
                                        Name:  Robert Bratadjaya
                                        Title: Chief Financial Officer

                                        Dated:  August  11,  2005